John Kinross-Kennedy, CPA
17848 Skypark Circle, Suite C
Irvine, CA  92614-6401
(949) 955-2522.  Fax (949) 724-3817

December 12, 2010

To Whom It May Concern:

I consent to the assignment in the statement on Form 8-K filed with the Securities and Exchange Commission this date, as accountant engaged to audit the Registrant’s financial statement of Sauer Energy, Inc. (formerly BCO Hydrocarbon, Ltd.), and the statements therein related to my audit of the Registrant’s two most recent years.

Very Truly Yours

 / s /John Kinross Kennedy
 John Kinross Kennedy